Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in Registration Statement No. 333-109419 of PremierWest Bancorp on Form S-8 of our report dated June 30, 2008 appearing in this Annual Report on Form 11-K of the PremierWest Bancorp 401(k) Profit Sharing Plan for the year ended December 31, 2007.

/s/ Moss Adams LLP Portland, Oregon June 30, 2008